UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: March 13, 2007

PLANKTOS  CORP.

(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-28429 (Commission File Number)	68-0423301 (IRS Employer Identification Number)

Russ George, Chief Executive Officer
145-925 West Georgia Street, Vancouver, British Columbia, Canada V6C 3L2
(Address of principal executive offices)

(604) 669-4771
(Registrant’s telephone number, including area code)

Diatom Corp.

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02           DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(b)     Effective March 13, 2007, the board of directors of Planktos Corp. (the “Company”) accepted the resignation of Robert Fisher as the Company’s chief executive officer, chief financial officer and principal accounting officer.

(c)     Effective March 13, 2007, the board of directors appointed Russ George as chief executive officer, chief financial officer and principal accounting officer.

Mr. George’s experience includes a classical education in ecology followed by business experience in life resource industries. He founded Coast Range Enterprises an eco-restoration forestry company in the early 70‘s, worked for various Canadian governments in environmental management positions in Energy Mines and Petroleum Resources, Environmental Ministries and Ocean Fisheries and then returned to the private sector. In addition to his original field of expertise in ecology Mr. George has also become a recognized expert in advanced nuclear physics especially as that work pertains to quantum state fusion processes. He is a frequent invited speaker at international conferences in various fields of science and has also presented seminars at some of the world’s most prestigious scientific institutes including the US Naval Research Laboratory, Los Alamos National Laboratory, NASA Ames and NASA Lewis, General Atomics, Lawrence Livermore National Laboratory, Pacific Northwest National Laboratory, Lockheed Martin, the Electric Power Research Institute, Canadian Institute of Energy, and many universities both in North America and abroad. He has given scientific papers both invited and submitted to conferences of the American Chemical Society, American Physical Society, American Nuclear Society, Electron Microscopy Society, and American College of Nephrology.

The Company has not entered into any related party transactions with Mr. George or any employment agreement in connection with Mr. George’s appointments.

(d)     Effective March 13, 2007, the board of directors appointed Joel Dumaresq as a member of the board of directors to serve until the Company’s next annual shareholders meeting.

Mr. Dumaresq is currently a senior partner at Matrix Partners, Inc. a Vancouver, British Columbia based merchant banking and private equity firm with over twenty years experience in the finance sector. Working with Matrix, Mr. Dumaresq has been involved in financings, buyouts, mergers, and the acquisition of small, medium and large business enterprises. Prior to joining Matrix, Mr. Dumaresq was involved in public sector corporate financings and has prior public company experience.

The appointment of Mr. Dumaresq to the Company’s board of directors was not based on any prior understanding or arrangement. The Company has not entered into any related transactions with Mr. Dumaresq. The Company has not at this time determined whether Mr. Dumaresq will serve on any standing committee.

Effective March 13, 2007, the board of directors appointed Russ George as a member of the board of directors to serve until the Company’s next annual shareholders meeting.

The appointment of Mr. George to the Company’s board of directors was not based on any prior understanding or arrangement. The Company has not entered into any related transactions with Mr. George. The Company has not at this time determined whether Mr. George will serve on any standing committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planktos Corp.                                    Date

By: /s/ Russ George                               March 19, 2007

Name: Russ George

Title: Chief Executive Officer